EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MMR Information Systems Becomes MMRGlobal

CEO Answers Shareholder Questions

LOS ANGELES, CA--(Marketwire - June 16, 2010) - MMR Information Systems, Inc. (OTC.BB: MMRF - News) (www.mymedicalrecords.com), at its June 15 shareholder meeting, announced that it has officially changed its name to MMRGlobal, Inc. to more accurately reflect the Company's business as a worldwide provider of its MyMedicalRecords consumer and professional products for the healthcare industry globally.

Robert H. Lorsch, Chairman and CEO of MMRGlobal, Inc., said, "We are now positioned to do business in more than 100 countries as a result of our contract with Chartis International, our relationship with Unis and Kodak in China, and our targeted expansion into India. Ultimately, this company can provide services that could affect the lives of more than three-quarters of the earth's population. Last March, just prior to the announcement of the Chartis agreement, I attended the Health Technology Investment Forum in San Francisco, where I predicted that the Company would add membership growth to our MyMedicalRecords Personal Health Record (PHR) and MyEsafeDepositBox services in excess of one million members over the course of a year."

Shareholder A: "Bob, you issued a press release recently stating you had retained The MichaelBass Group to identify potential strategic alliances. I recall you used acquisitions to help build a previous company. How is that progressing?"

Lorsch: "The MichaelBass Group is tasked with identifying opportunities. They maintain a database of hundreds of companies in the healthcare vertical with complementary technologies to our products and services. These are products that MMR will want to add to its product portfolio. They include those related to provisioning of lab reports, tools to deposit transcriptions to our health IT products, enhanced imaging report products, Bluetooth® patient monitoring devices, and comprehensive EMR services. It's faster to get to market and less expensive for us to acquire and integrate services than to build them ourselves. Our balance sheet and share price over the last six months continue to improve, thus allowing us to potentially use equity for Merger and Acquisition opportunities that fit our growth strategy and bring revenue to the Company."

Shareholder B: "Mr. Lorsch, isn't there a lot of competition for MMR's Personal Health Records. How do you intend to win against much larger companies with deeper pockets?"

Lorsch: "It's true that there is competition, however, there always is when you have a good idea. And MMR is a great product concept. Google Health is a name you're familiar with. We link to them, and we now understand they are phasing out of the personal health record market because they have not made it work. We think it's because integration is costly and the service is limited to the user accessing information from integrated partners. MMR's service is the opposite in that anyone can set up an account in minutes and receive medical records from any healthcare professional anywhere in the world. Microsoft HealthVault is making their network work, however, it really is not a direct product competitor as it also requires integration to healthcare providers to get benefit. In fact, within a year we plan on linking to HealthVault as well. However, Microsoft's products are more complex for the average user to access, while ours is easy and intuitive. Many companies have come and gone, but MMR is still here and continuing to expand users, products and services."

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Shareholder C: "Bob, can you tell me what the Company is doing with its biotech assets. Can MMR make money from them?"

Lorsch: "Clearly, our plan is to monetize them. We have a powerful Board of Advisors assisting us with this, including Fred Middleton, Managing Director of Sanderling Ventures, and Ivor Royston, M.D., Founding Managing Member of Forward Ventures and a co-founder of IDEC Pharmaceuticals (now Biogen Idec). Sanderling and Forward Ventures together previously were the largest investors in Favrille, Inc., the predecessor public company to MMR, which raised more than $150 million from investors to fund its clinical efforts to develop a cancer vaccine to treat lymphomas. Those two funds alone invested more than $50 million in Favrille and, therefore, there is a rather significant interest in helping us recover those funds with these assets. Our anti-CD20 monoclonal antibodies as well as data, tissue samples and other technologies from the Company's Specifid vaccine trials and manufacturing processes work similar to Provenge from Dendreon, a company that has emerged from the lab to be a multi-billion dollar drug company based on recent FDA approvals of Provenge. Their drug targets prostate cancer patients in a similar way to our vaccine trials intended to target lymphoma. It uses the body's own immune system to target and attack cancer cells. We are spending considerable funds to resurrect patents and related Intellectual Property around the world and we are actively pursuing relationships to utilize these assets through independent consultants."

Shareholder D: "Bob, I see Hector Barreto on the dais with you. I know he's on the Company's Board of Directors. How is he helping to raise the visibility of the Company with the Latino business community?"

Lorsch: "You may recall I was in Washington D.C. last month, where I introduced Kodak, our strategic partner, to the group that Hector heads, The Latino Coalition. It's the largest group of Latino business people in the United States. In a recent presentation Hector pointed out that the Latino market is approaching one trillion dollars, and we will continue to work on selling our products into that market with Kodak and the support of The Coalition."

Shareholder E: "Mr. Lorsch, when can we expect to get projections from the Chartis, China, and MMRPro installations? Can you give us any guidance?"

Lorsch: "As you are aware, we have taken a very cautious approach to guidance. However, that said, we plan on giving guidance to the market limited to revenues prior to the end of this quarter. Meanwhile, because we are expanding rapidly, we are adding personnel, equipment and technology to support our growth. In fact, we recently completed recruiting a specialist in worldwide telecommunications who will be responsible for expanding the Company's worldwide network which we will soon be announcing. He will be helping us set up seamless communications for what we expect will be many millions of members from all over the world. I'll also ask Doug Helm, our board member who is supporting the Chartis relationship, to address your question with regard to Chartis."

Helm: "Thanks, Bob. I've flown 40,000 miles in the last couple of months, meeting with Chartis in places as far away as South Africa. Bob and I have spent weeks with them on training to get the program underway. There are lots of things happening between our companies in many of their markets around the world. Translation and in-country legal approvals take time. However, once things get going they stay going on auto-pilot. Chartis is a long term agreement and therefore we look forward to a long term worldwide relationship with Chartis."

About MMRGlobal, Inc.
MMR Global, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc. ("MMR"), provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, and professional organizations and affinity groups. MyMedicalRecords enables individuals and families to access their medical records and other important documents, such as birth certificates, passports,

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insurance policies and wills, anytime from anywhere using the Internet. The MyMedicalRecords Personal Health Record is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. MMR is an Independent Software Vendor Partner with Kodak to deliver an integrated turnkey EMR solution for healthcare professionals. MMR is also an integrated service provider on Google Health. To learn more about MMR Global, Inc. and its products, visit www.mymedicalrecords.com and view the videos at www.mmrvideos.com.

Forward-Looking Statements
Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements, and some can be identified by the use of words (and their derivations) such as "need," "possibility," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue." MMR Information Systems, Inc. disclaims any intent or obligation to revise or update any forward-looking statements. These forward-looking statements are based on MMR Information Systems, Inc.'s reasonable expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. The information discussed in this release is subject to various risks and uncertainties related to changes in MMR Information Systems, Inc.'s business prospects, results of operations or financial condition, government regulation, and such other risks and uncertainties as detailed from time to time in MMR Information Systems, Inc.'s public filings with the U.S. Securities and Exchange Commission.

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CONTACT:

Bobbie Volman
MMRGlobal, Inc.
(310) 476-7002, Ext. 2005
bvolman@mmrmail.com

Michael Selsman
Public Communications Co.
(310) 553-5732
ms@publiccommunications.biz